Exhibit 99.1

COMPANY CONTACT

Chris King
(240) 744-1150

DiamondRock Hospitality Company Announces Stockholder Dividend

BETHESDA, MD – December 15, 2009 – DiamondRock Hospitality Company (the “Company”) (NYSE:DRH) announced today that its Board of Directors has authorized a common stock dividend of $0.33 per share. The dividend is payable on January 29, 2010 to holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on December 28, 2009. The Company’s common stock will begin trading “ex-dividend” on December 29, 2009.

The dividend, in the aggregate, will be paid 90% in shares of common stock and 10% in cash. Stockholders may elect to receive payment of the dividend in the form of cash or shares of common stock, provided that the aggregate amount of cash payable to all stockholders (other than cash payable in lieu of fractional shares), does not exceed 10% of the aggregate amount of the dividend, or approximately $4.1 million.

For stockholders who do not return a properly completed and signed election form before 5:00 p.m., Eastern Standard Time, on January 18, 2010, the Company reserves the right, in its sole discretion, to pay the dividend in the form of cash, shares of common stock or a combination of cash and common stock, subject to certain limitations.

The Company intends that the dividend will be a taxable dividend to its stockholders, without regard to the form of payment, for the taxable year ended December 31, 2009.

For those stockholders who will receive shares of common stock in payment for the dividend, the value per share used to determine the number of shares to be issued will be calculated based on the average of the volume weighted trading price per share of the Company’s common stock on the New York Stock Exchange for the three trading days beginning on January 19, 2010 and ending on January 21, 2010.

A prospectus and election form will be filed with the Securities and Exchange Commission and will be sent to stockholders of record on or about December 30, 2009. The prospectus will describe in more detail the terms of the dividend. These terms include the ability of stockholders to elect to receive the dividend in the form of cash or shares of common stock, and the limitation on the aggregate amount of cash to be paid as part of the dividend. The stockholder election must be exercised by returning a properly completed and signed election form to American Stock Transfer and Trust Company, the Transfer Agent for the dividend, not later than 5:00 p.m. Eastern Time, on January 18, 2010.

Registered stockholders with questions regarding the dividend may contact the American Stock Transfer and Trust Company at (800) 937-5449.

If your shares are held through a bank, broker or nominee, and you have questions regarding the dividend, please contact such bank, broker or nominee, who will also be responsible for communicating to you the election information and submitting the election form on your behalf.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock, nor shall there be any sale of the common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of any such state or other jurisdiction.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. DiamondRock owns 20 hotels with approximately 9,600 guestrooms. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com .

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.